UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported July18, 2007
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IC2E INTERNATIONAL, INC.
(Formally The Madonna Corporation)
(Name of Small Business issuer in its charter)

COLORADO 000-32445 98-0219157
(State or other jurisdiction of (Commission File No.) (IRS Employer incorporation or organization) Identification No.)

5232 - 4th Street S.W., 2nd Floor, Calgary, Alberta, T2V 0Z4.
(Address of principal executive offices)

(403) 818-6440
(Registrant’s telephone number)

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 18, 2007 the shareholders in IC2E Inc. a corporation formed under the laws of the Province of Alberta, Canada voted to enter into a share exchange and amalgamation with the registrant.  All ten million shares represented at the annual meeting of shareholders voted in favor with no votes cast against the measure.

At the IC2E Inc. Meeting, shareholders were asked to consider a special resolution to approve the Amalgamation.  In addition, IC2E Shareholders will be asked to consider and if thought advisable, to eliminate restrictions on the number of IC2E Shareholders and to pass ordinary resolutions to appoint new directors and appoint auditors.

IC2E International, Inc. was incorporated as “The Madonna Corporation” pursuant to the provisions of the Colorado Corporate Code on January 19, 2000.  On July 1, 2006, The Madonna Corporation amended its constating documents to change its name to “IC2E International, Inc.”

IC2E International, Inc. is a company that currently has no active business and has no material assets other than private placement receipts (cash) or liabilities. It entered into the Amalgamation Agreement whereby it agreed to acquire all of the issued and outstanding securities of the Corporation.

The head office of IC2E International, Inc. is located at 5232 - 4th Street S.W., 2nd Floor, Calgary, Alberta, T2V 0Z4.  The registered office of is located at 150 Elm Street, Denver, CO 80220

IC2E Inc.

IC2E Inc. was incorporated under the ABCA on May 10, 2005.

IC2E is a private technology company that has developed proprietary software products to use the internet and private intranets for electronic patient case and image exchange in the healthcare industry.

The head office of IC2E is located at 5232 - 4th Street S.W., 2nd Floor, Calgary, Alberta, T2V 0Z4.  The registered office of IC2E is located at #127 - 6227 - 2nd Street S.E., Calgary, Alberta, T2H 1J5.

1284544 Alberta Ltd.

1284544 Alberta Ltd. was incorporated on November 28, 2006 under the provisions of the ABCA and is a wholly-owned subsidiary of IC2E International, Inc.  1284544 Alberta Ltd. was established solely for the purpose of amalgamating with IC2E to form the amalgamated entity that will survive as IC2E International, Inc.

The head office of 1284544 Alberta Ltd. is located at 5232 - 4th Street S.W., 2nd Floor, Calgary, Alberta, T2V 0Z4.  The registered office of 1284544 Alberta Ltd. is located at 1000, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2.

The Amalgamation

IC2E Inc, IC2E International, Inc. and 1284544 Alberta Ltd. have entered into the Amalgamation Agreement to give effect to the Amalgamation.  The Amalgamation Agreement provides that IC2E International, Inc. will acquire all of the issued and outstanding IC2E Inc. Shares.  Pursuant to the terms of the Amalgamation Agreement, 1284544 Alberta Ltd. will amalgamate with IC2E to form Amalco, the amalgamated entity, and the holders of IC2E Shares and IC2E Warrants will receive IC2E International, Inc. Shares and IC2E International, Inc. Warrants, as applicable, in exchange.  Upon completion of the Amalgamation, the resultant Company will be a wholly-owned subsidiary of IC2E International, Inc. and will carry on the business of IC2E Inc. as presently constituted.

Pursuant to the terms of the Amalgamation Agreement, as consideration for all of the issued and outstanding IC2E Shares and IC2E Warrants, IC2E International, Inc. will issue:

one (1) IC2E International, Inc. Share for every one and a half (1.5) IC2E, Inc. Shares; and

one (1) IC2E International, Inc. Warrant for every one and a half (1.5) IC2E , Inc. Warrants.

The Amalgamation is subject to a number of conditions, including but not limited to approval of the Amalgamation by the IC2E Shareholders and by IC2E International, Inc., as the sole shareholder of 1284544 Alberta Ltd. A complete copy of the Amalgamation Agreement is included in this filing as Exhibit 99.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointments of Principal Officers.

At a Board of Directors meeting held in the City of Calgary, Alberta On July 19, 2007 the Board accepted the resignation of Douglas Morrison as a director and secretary of the registrant and Dr. Michael Giuffre assumed the office of secretary. Mr. Thomas Charlton resigned as President and Chief Executive Officer and James Haley was appointed to those positions.  Mr. Charlton retained his office as Chairman of the Board. A copy of the minutes of the meeting are attached to this filing as Exhibit 99.3

Section 8 Other Events.

Item 8.01

As sole shareholder of 1284544 Alberta Ltd., the registrants Board of Directors approved the Amalgamation agreement between 1284544 Alberta Ltd. and IC2E, Inc. A copy of the minutes of the resolution is contained in Exhibit 99.3 as part of the July 19, 2007 board meeting.

Item  9.01  Financial Statements and Exhibits

Exhibits

Exhibit 23.1	Consent of Independent Accountant (IC2E Inc.)
Exhibit 23.2	Consent of Independent Accountant (IC2E International, Inc.)
Exhibit 99.1	Amalgamation Agreement
Exhibit 99.2	Pro forma Financial Statements
Exhibit 99.3	Minutes of Board of Directors meeting

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC2E INTERNATIONAL, INC.

/s/ Michael Giuffre

     Michael Guiffre, Secretary

Date:  July 25, 2007.

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